QuickLinks -- Click here to rapidly navigate through this document

Exhibit 3.1

Dated 29 January Two Thousand and Three

SETTLEMENT

made by and between

HUGO JAN HEEREMA

and

BAILHACHE LABESSE TRUSTEES LIMITED & GRAHAM RADFORD BOXALL

constituting

THE JACARANDA TRUST

BAILHACHE LABESSE

Advocates and Solicitors

THIS SETTLEMENT (hereinafter called "this settlement") is made on                        BY AND BETWEEN HUGO JAN HEEREMA ("the Settlor") of the one part AND BAILHACHE LABESSE TRUSTEES LIMITED whose registered office is situated at Piermont House 33/35 Pier Road St. Helier Jersey Channel Islands AND GRAHAM RADFORD BOXALL of the same address ("the Original Trustees") of the other part

WHEREAS

(A)
The Original Trustees have received from the Settlor the sum of Ten thousand pounds Sterling to the intent that the same shall be held upon the trusts hereinafter declared for the benefit of the Beneficiaries (as hereinafter defined) and that such transfer shall constitute this settlement

(B)
It is anticipated that further monies investments or other property may be transferred to the Trustees from time to time by way of addition to the assets in this Settlement and that part may be invested conventionally for the benefit of the beneficial class but that the same may include an interest (either directly or indirectly) in the group of companies connected to Bluewater Holdings BV of Hoofddorp in the Netherlands and known as the Bluewater group of companies with the intention of enabling the preservation intact development and enhancement thereof for so long as it is deemed by the Trustees in their absolute discretion to be in the interests of the Beneficiaries so to do and subsequently may include other businesses which may be acquired for the benefit of the Beneficiaries and for that reason (inter alia) the investment powers granted by clause 4 and the first schedule are widely drawn and confer exceptionally permissive powers and discretions upon the Trustees

(C)
It is intended that this settlement shall be irrevocable

(D)
This settlement shall be known as "The Jacaranda Trust" subject to such amendment of the same as may be effected by the Trustees from time to time

WHEREAS

        NOW THIS INSTRUMENT WITNESSES as follows:

1.    Definitions and construction

        In this settlement where the context so admits

  (1)
  (a)    the singular number includes the plural number and vice versa

  (b)
  the masculine gender includes the feminine gender and vice versa

  (c)
  the neuter gender includes the masculine gender and the feminine gender and vice versa

  (d)
  references to persons include companies

  (e)
  references to companies include any association or partnership whether incorporated or unincorporated

  (f)
  references to clauses and schedules are to clauses of and schedules to this settlement

  (g)
  unless otherwise stated references to sub-clauses are to sub-clauses of the clause in which the reference appears; references to paragraphs are references to paragraphs of the schedule in which the reference appears

  (2)
  the following expressions shall bear the following respective meanings

  (a)
  "Trustees" means the Original Trustee or other the trustee or trustees for the time being of this settlement

    (b)
    "Protector" means the person (if any) for the time being holding the office of Protector in accordance with the provisions of clause 23

    (c)
    "Trust Fund" means all capital moneys and investments or other property movable or immovable which may at any time hereafter be paid to or transferred into the names or under the legal control of the Trustees to be held upon the trusts hereof or which may at any time hereafter in any other manner become subject to the trusts hereof and the property from time to time representing the same respectively

    (d)
    "Jurisdiction" means the Island of Jersey

    (e)
    "Proper Law" means the proper law for the time being of this settlement as determined in accordance with clause 2

    (f)
    "Trust Period" means the period beginning on the date of this settlement and ending on the first to occur of

    (i)
    the one hundredth anniversary of the date of this settlement or

    (ii)
    such earlier date (if any) as the Trustees with the consent of the Protector may by irrevocable instrument so declare (not being a date earlier than the date of execution of such instrument)

    (g)
    "Closing Date" means the date upon which the Trust Period shall end

    (h)
    "Excepted Person" means any person whom the Trustees shall pursuant to the provisions of clause 3(2) or 3(3) have declared to be a member of the class of Excepted Persons

    (j)
    "Beneficiaries" means (subject to the provisions of clause 3 relating to Excepted Persons)

    (i)
    the children grandchildren and other direct lineal descendants of Hugo Jan Heerema living or hereafter born before the Closing Date

    (ii)
    all persons now in existence or hereafter born before the Closing Date whom the Trustees shall within the Trust Period have duly appointed and directed to be included (whether individually or as members of a class) in the class of Beneficiaries in exercise of the powers conferred on them by clause 3(1) and

    (iii)
    the said Hugo Jan Heerema in an amount or amounts (or the value thereof) not exceeding in aggregate the sum of fifty million Euros (€50,000,000)

      Provided that notwithstanding the foregoing definition of the class of Beneficiaries no person who is or would if born or if ascertained be an Excepted Person shall be a Beneficiary and any Beneficiary who upon the occurrence of any event or otherwise shall become an Excepted Person shall thereupon immediately cease to be a Beneficiary

    (k)
    "instrument" means an instrument in writing which is signed by the parties thereto in the presence of an independent witness or in the case of a company then executed in accordance with its constitution or (where the Proper Law so requires) a deed

    (l)
    "charitable" has the same meaning as "exclusively charitable" has under the Proper Law

    (m)
    "charity" means any institution association organisation trust or other company having charitable status

    (n)
    "associate" and "associated company" mean in relation to any company

    (i)
    a company any of whose shares are owned by persons also owning any of the shares of such company or

      (ii)
      a company owning any of the shares of such company or

      (iii)
      a company any of whose shares are owned by such company or

      (iv)
      a company which in accordance with this definition (including this part of this definition through any number of stages) is an associate of an associated company of such company

      Provided that for the purposes of this definition the expression "shares" shall be deemed to include the interests of any person in a company being interests in the capacity of member or shareholder

(3)	(a)	an adopted person (whether now or hereafter adopted) shall be treated as the child of his adoptive parents and of no other person
	(b)	a legitimated person (whether now or hereafter legitimated) shall be treated as the child of his actual parents and of no other person
	(c)	an illegitimate person shall not (unless and until adopted or legitimated) be treated as the child of any person

2.    Proper law and forum of administration

  (1)
  This settlement is established under the law of the Jurisdiction and (subject as hereinafter provided)

  (a)
  the said law shall constitute the proper law of this settlement and

  (b)
  the courts of the Jurisdiction shall be the forum for the administration of these trusts

  (2)
  The rights of all persons beneficially interested hereunder and the rights powers and duties of the Trustees hereunder and the construction and effect of every provision hereof shall be determined according to the proper law for the time being of this settlement

  (3)
  The Trustees may at any time with the consent of the Protector by instrument revocably or irrevocably declare that thenceforth or from such later date as may therein be specified

  (a)
  the forum for the administration of these trusts shall be the courts of any specified jurisdiction and/or

  (b)
  either the proper law of this settlement shall be changed to that of any specified jurisdiction or the rights of all parties hereto and of all persons beneficially interested hereunder and the construction and effect of each and every provision hereof shall be determined as if they were governed by the law of some specified jurisdiction

    Provided that the power hereby conferred upon the Trustees shall not be exercisable so as to render this settlement revocable or unenforceable in whole or part or in such way that any member of the class of Excepted Persons might be or become entitled to or capable of benefiting in any way in or from the Trust Fund or the income thereof and any such purported or attempted exercise of the said power shall be void and of no effect to the extent (but only to the extent) that such purported or attempted exercise would or might render this settlement revocable or unenforceable or render any member of the class of Excepted Persons so entitled or capable of so benefiting

  (4)
  Notwithstanding the above provisions of this clause the Trustees shall have power to carry on the general administration of these trusts in any jurisdiction in the world whether or not the law of such jurisdiction is for the time being the proper law of this settlement or the courts of such jurisdiction are for the time being the forum for the administration of these trusts and whether or not the Trustees or any of them are for the time being resident or domiciled in or otherwise connected in any way with such jurisdiction

3.    Appointment and exclusion of Beneficiaries

  (1)
  The Trustees shall have power with the consent of the Protector by revocable or irrevocable instrument executed before the Closing Date to appoint and direct that any person or class of persons (not being or including an Excepted Person) not already included in the class of Beneficiaries shall thenceforth be included in such class subject to such (if any) terms conditions or restrictions as may be specified in such instrument Provided that the provisions of sub-clauses (2) and (3) shall apply to such person or class of persons whether or not such instrument is expressed to be irrevocable

  (2)
  The Trustees shall have power with the consent of the Protector by revocable or irrevocable instrument executed before the Closing Date to declare that any person or class of persons for the time being included in the class of Beneficiaries or otherwise capable of benefiting under this settlement in consequence of the exercise by the Trustees of any discretion or power or who would or might but for the exercise of this present power subsequently become so included or so capable of benefiting hereunder shall no longer be or be able to become so capable of benefiting hereunder and shall be or become a member of the class of Excepted Persons for all the purposes hereof or to declare that the benefit which such person or class of persons shall be capable of receiving hereunder shall be restricted in such manner as may be specified in such instrument

  (3)
  The Trustees shall if so directed in writing before the Closing Date by a Beneficiary or other person capable of benefiting under this settlement in consequence of the exercise by the Trustees of any discretion or power who is adult and sui juris by revocable or irrevocable instrument declare that permanently or for such period as such Beneficiary or other person shall direct such Beneficiary or other person shall no longer be included in the class of Beneficiaries or be capable of benefiting hereunder and shall be or become a member of the class of Excepted Persons for all the purposes hereof or that the benefit which such Beneficiary or other person shall be capable of receiving hereunder shall be restricted in such manner as such Beneficiary or other person may direct

  (4)
  From and after the execution of any such instrument as is mentioned in sub-clauses (1) (2) and (3) (so long as the same if revocable remains unrevoked and (in the case of any instrument executed pursuant to the said sub-clause (1)) subject to the provisions of any subsequent unrevoked or irrevocable instrument executed pursuant to sub-clause (2) or (3)) the expression the "Beneficiaries" and the extent to which the persons or class of persons to whom such instrument relates shall be capable of benefiting hereunder shall be construed in such manner as to give effect thereto (but without prejudice to any prior payment or application of the Trust Fund or the income thereof made under any power conferred by this settlement or by law or to the right (if any) of any Beneficiary to income that has been received or has accrued at or prior to the time of such exercise)

4.    Trusts for sale and retention and general powers of investment

  (1)
  The Trustees shall hold any immovable property for the time being forming part of the Trust Fund upon trust to sell the same with power to postpone the sale thereof for such period as they shall think fit and shall hold all other investments or property for the time being forming part of the Trust Fund upon trust at their discretion either to retain the same in the existing state thereof without being liable for any loss occasioned thereby or at any time to sell call in and convert into money the same or any part thereof

  (2)
  The Trustees shall hold the net proceeds of sale of any investments or other property movable or immovable and the Initial Fund and any other capital monies from time to time forming part of the Trust Fund upon trust to invest or lay out the same either in or upon any of the investments or property set out in the first schedule or in any investments permitted by the Proper Law

5.    Overriding power of appointment

  Subject as hereinafter provided and to the provisions of clause 22 the Trustees shall hold the Trust Fund and the income thereof upon trust for all or such one or more exclusively of the others of the Beneficiaries at such ages or times if more than one in such shares and with and subject to such trusts and powers for their respective advancement maintenance education or benefit generally (including if thought fit the accumulation of income and powers or other provisions of an administrative nature and also protective trusts and discretionary trusts and powers exercisable over capital or income at the discretion of the Trustees or of any other person (not being an Excepted Person) and so that the exercise of this power of appointment may be delegated to any extent) or for any charity and either for the general purposes thereof (being charitable) or for any particular charitable purpose as the Trustees shall by any instrument revocable or irrevocable without offending any applicable rule against perpetuities appoint Provided always that

  (a)
  no such appointment shall be made or revoked after the expiration of the Trust Period

  (b)
  no exercise of the power conferred by this clause on the Trustees shall invalidate any prior payment or application of the Trust Fund or the income thereof or any part thereof made under any power conferred on them by this settlement or by law

  (c)
  no such appointment shall be made without the consent of the Protector

6.    Trusts in default of appointment

  In default of and subject to and until any and every exercise of the foregoing power the Trustees shall hold the Trust Fund and the income thereof upon the trusts and with and subject to the powers and provisions following that is to say

  (1)
  The Trustees shall have power to pay or apply the whole or any part of the income or with the consent of the Protector the capital of the Trust Fund to or for the maintenance education advancement or benefit of all or such one or more exclusively of the others of the Beneficiaries for the time being in existence if more than one in such shares and in such manner generally as the Trustees shall think fit or by paying the same to any charity either for the general purposes thereof (being charitable) or for any particular charitable purpose

  (2)
  In exercising the power conferred by sub-clause (1) a payment by the Trustees to the trustees of another trust in which a Beneficiary may be interested or to a company in which such a trust or such Beneficiary may have an interest whether direct or indirect shall be conclusively deemed to be for the benefit of such Beneficiary and in relation to the income of the Trust Fund by sub-clause (1) (or any similar power or discretion that may be conferred by any appointment made under clause 5) the Trustees may from time to time make arrangements (whether by a written mandate given to bankers or to any company any of whose stock shares or securities are for the time being comprised in the Trust Fund or otherwise howsoever) under which any income of the Trust Fund will (until those arrangements are countermanded) be paid direct to any of the Beneficiaries (and not to the Trustees)

  (3)
  In lieu of exercising the power conferred in relation to income of the Trust Fund by sub-clause (1) (or any such similar power or discretion as aforesaid) the Trustees may from time to time (if the constitution of the company next hereinafter mentioned so allows) cause any company in whose stock shares or securities the Trustees have a controlling interest (any such company being hereinafter called a "controlled corporation") to make arrangements (whether by a written mandate given to the controlled corporation's bankers or to any company any of whose stock shares or securities are for the time being owned by the controlled corporation or otherwise howsoever) under which any income which would (but for such arrangements) be payable to the controlled corporation will (until the arrangements are countermanded) be paid direct to any of the Beneficiaries

  (4)
  Subject to any and every exercise of the powers hereinbefore contained in this clause the Trustees shall during the Trust Period accumulate the whole of the income of the Trust Fund by investing or laying out the same and the resulting income thereof in any manner herein authorised and all such accumulations shall be held as an accretion to the capital of the Trust Fund and as one fund therewith for all the purposes of this settlement

  (5)
  Subject to the trusts hereinbefore declared and contained and to the powers hereby or by law from time to time vested in the Trustees and to any and every exercise of such respective powers the Trustees shall hold the Trust Fund and the income thereof upon trust for such of the Beneficiaries as may be living at the Closing Date and if more than one in equal shares absolutely

7.    Ultimate default trust

  Subject as above and if and so far as not wholly disposed of for any reason whatever by the above provisions the Trustees shall hold the capital and income of the Trust Fund upon trust for that person or those persons who stand in the closest family relationship to the Settlor according to the Settlor's personal law if more than one in equal shares absolutely

8.    Power to transfer Trust Fund to another settlement

  Notwithstanding the trusts powers and provisions herein declared and contained but subject always to the provisions of clause 22 the Trustees may with the consent of the Protector at any time during the Trust Period transfer the whole or any part of the Trust Fund or the income thereof into the names or under the legal control of the trustees (resident and/or domiciled in any part of the world and whether or not including any one or more or all of the Trustees) of and for the purposes of any settlement administered and taking effect in any part of the world (and whether or not first constituted by such transfer) in which the Beneficiaries or any one of them may have an interest whether with or without any other persons who are not beneficially interested in this settlement and so that upon any such transfer the property so transferred shall be held upon the trusts and with and subject to the powers and provisions declared and contained in the settlement to the trustees whereof the same is transferred freed and discharged from all the trusts powers and provisions of this settlement Provided always that

  (a)
  in making such transfer due regard shall be had to any applicable rule against perpetuities

  (b)
  no such transfer shall prejudice any prior payment transfer or application of all or any part of the capital of the Trust Fund or shall in any way prejudice the right of any Beneficiary to income received or accrued at or prior to the time of such transfer and retaining the character of income at such time

9.    Exercise of Trustees' powers and formalities for consents

  (1)
  Subject to the provisions of clause 22 and subject as herein otherwise specifically provided all powers vested in the Trustees by this settlement or by law shall be exercisable by the Trustees at their absolute and uncontrolled discretion at such time (if at all) during the Trust Period in such manner and to such extent as the Trustees in their like discretion think fit and in the absence of unanimity among the Trustees in the exercise of such powers and in the making of decisions such powers and decisions may be exercised or made (as the case may be) in accordance with the views and opinion of the majority of them and save in relation to the exercise by them in any of the powers set out in clause 3.

  (2)
  No Beneficiary shall have any right as such Beneficiary to compel the Trustees to invest all or any part of the Trust Fund in property producing income or to exercise any voting or other rights vested in the Trustees so as to ensure the payment of a dividend interest or other income in respect of any part of the Trust Fund

  (3)
  For the avoidance of doubt it is hereby declared that where any powers vested in the Trustees by this settlement are expressed to be exercisable only with the consent of the Protector those powers shall be exercisable by the Trustees at their absolute discretion without such consent if at the date of such exercise there is no Protector of this settlement

  (4)
  Any consent hereunder required from any person shall be given in writing prior to or simultaneously with the act for which his consent is required and if not so given shall be invalid

10.  Additional Powers of Trustees

  (1)
  The Trustees shall have power with the consent of the Protector

  (a)
  to apply any part of the Trust Fund in the purchase of immovable property (other than immovable property situated in the Jurisdiction) or chattels for use or occupation or otherwise for enjoyment in specie by any person who is for the time being entitled to any income arising in respect of such part or for whose benefit any income arising in respect of such part may for the time being be applied and to permit any such person to use occupy or enjoy such property or chattels upon such terms and conditions as the Trustees shall think fit

  (b)
  to lend any monies forming part of the Trust Fund to any person who is for the time being entitled to any income arising in respect of such part or for whose benefit any income arising in respect of such part may for the time being be applied upon such terms and conditions and whether or not at interest or upon any security as the Trustees shall think fit or to guarantee the liabilities and obligations of any such person and to pledge charge or otherwise deal with such part of the Trust Fund (or any part thereof) in support of such guarantee

  (2)
  Except where the context otherwise requires all (if any) statutory and equitable rules of apportionment shall not apply to this settlement and the Trustees shall be permitted to treat all dividends and other payments in the nature of income received by them as income at the date of receipt irrespective of the period for which the dividend or other income is payable

  (3)
  In addition to all the powers vested in the Trustees by law the Trustees (without the intervention of any person) shall have all the powers set out in the second schedule

11.  Persons dealing with the Trustees

  (1)
  No person dealing with the Trustees and no purchaser on any sale made by the Trustees shall be concerned to enquire into the propriety or validity of any act of the Trustees nor to see to the application of any money paid or property transferred to or upon the order of the Trustees

  (2)
  No company any of whose securities are included in the Trust Fund and no purchaser or other person dealing with any person (including a Trustee) purporting to act under any delegation of authority from the Trustees shall be required to ascertain or enquire whether a case exists in which such delegation is permitted or whether such delegated authority is still subsisting

  (3)
  When anything is dependent upon the value of any property or the existence of any fact the Trustees may determine conclusively such value or such fact and the certificate of the Trustees as to such determination shall be conclusive in favour of anyone acting thereon in good faith

12.  Appointment, retirement etc of Trustees

  The provisions contained in the third schedule shall apply in regulating the number appointment and retirement of the Trustees and ancillary matters therein specified

13.  Non-accountability of Trustees for certain remuneration

  (1)
  No Trustee (nor any associated company of a Trustee) shall be accountable for any remuneration or other fee received by him or any other person whether as a director employee or otherwise from any company in which shares stock debentures or other securities are for the time being held by the Trustees as part of the Trust Fund

  (2)
  Any company being a Trustee hereof whether original or substituted and any associated company of any such company may transact in its own office on behalf of the trust or of any person beneficially interested hereunder any business which by its constitution it is authorised to undertake upon the same terms (or upon terms more advantageous to the trust or such person) as would for the time being be made with an ordinary customer and may retain on current or deposit account or advance at interest all monies necessary or convenient to be retained or advanced in connection with the Trust Fund without accounting for any profit made thereby

14.  Exoneration and indemnity of Trustees generally

  (1)
  Without prejudice to the protection in this regard afforded by law in the professed execution of the trusts and powers hereof no Trustee (nor any director or officer of any corporate trustee) shall be liable

  (a)
  for any loss to the Trust Fund arising by reason of any improper investment made or retained in good faith

  (b)
  for the negligence or fraud of any agent employed by such Trustee or by any other Trustee although the employment of such agent was not strictly necessary or expedient provided such employment was in good faith

  (c)
  by reason of any mistake or omission made in good faith by any Trustee

  (d)
  by reason of any other matter or thing except fraud wilful misconduct or gross negligence on the part of the Trustee whom it is sought to make liable

  (2)
  No Trustee shall be required to give a bond or security for the due and faithful administration of the Trust Fund or for the discharge of the trusts hereby created

  (3)
  Each Trustee shall be entitled to exoneration and indemnity out of the Trust Fund for any liability loss or expense incurred hereunder (including all expenses incurred in connection with the establishment and funding of this settlement) and for any judgment recovered against and paid by such Trustee other than liability loss expense or judgment arising out of his own fraud wilful misconduct or gross negligence

  (4)
  Provided (in the case of an individual Trustee only) there is at least one of his co-Trustees who has no personal interest

  (a)
  any Trustee may concur in exercising any power or discretion conferred on the Trustees by this settlement or by law notwithstanding that such Trustee may be otherwise interested (whether directly or indirectly and whether in a personal or fiduciary capacity) in the exercise or the result of the exercise of such power or discretion

  (b)
  any Trustee in his personal capacity shall have power to purchase or acquire from or sell or let to the Trustees any property liable to be sold let disposed of acquired or purchased under this settlement at such price or rent and upon such terms as the Trustees shall think fit or approve without being liable to account for any profit

(5)	(a)	The approval of the accounts of this settlement given in writing by the Protector shall be a complete discharge to the Trustees in respect of any claim by any Beneficiary in relation to such accounts
(b)
If there shall be no Protector or in the event (for whatever other reason) of such approval not being forthcoming an audit or other approval in writing of the accounts of this settlement by a recognised international accounting firm shall likewise be a complete discharge to the Trustees and shall be binding on any person having an interest of any kind hereunder
  (6)
  The obligation to enhance the value of the trust property imposed on trustees by Article 17 (3)(c) of the Trusts (Jersey) Law, 1984 as amended shall not apply to the trusts of this settlement

15.  Exoneration of Trustees from management of companies

  The Trustees shall not be bound or required to interfere in the management or conduct of the business of any company in which the Trustees shall hold shares or other voting rights but so long as they shall not have received actual notice of any act of dishonesty or misappropriation of monies on the part of the directors having the management of such company the Trustees shall be at liberty to leave the conduct of its business (including the payment or non-payment of dividends) wholly to such directors

16.  Disclosure by Trustees

  Without prejudice to any right of the Trustees under the general law to refuse disclosure of any document it is hereby declared that the Trustees shall not be bound to disclose to any person any of the following documents

  (1)
  any document disclosing any deliberations of the Trustees (or any of them) as to the manner in which the Trustees should exercise any power or any discretion conferred upon the Trustees by this settlement or by law or disclosing the reasons for any particular exercise or non-exercise of any such power or any such discretion or the material upon which such reasons shall or might have been based and

  (2)
  any other document relating to the exercise or proposed exercise of any power or any discretion conferred on the Trustees by this settlement

  Provided always that the Trustees shall at the request of any person occupying the office of Protector promptly disclose to such person all or any documents and other information concerning the trust hereby constituted as such person may request save that the Trustees shall not be required to make such disclosure if in the opinion of the Trustees such person is not acting or capable of acting voluntarily

17.  Remuneration of Trustees

  (1)
  Subject to the provisions of sub-clause (2) each Trustee and any associate of a company being a Trustee and any director employee or partner of any of the foregoing being a person engaged in any profession or business shall be entitled to be paid all usual professional or proper charges for business transacted time expended and acts done by him or his firm in connection with the trusts powers and provisions hereof including acts which a Trustee not being in any profession or business could have done personally

  (2)
  A Trustee may act as such on such terms and conditions (including the right to remuneration and the incidence thereof) as shall be agreed between such Trustees and the person for the time being having the power to appoint a new or additional trustee of this settlement and so that any corporate Trustee shall in default of agreement be entitled to remuneration in accordance with its normal published scale of charges from time to time

18.  Receipts to discharge Trustees

  (1)
  The receipt of a person who has attained the age of majority under the Proper Law or (if earlier) under the lex domicilii of such person for any investments transferred to him or for any capital money or income paid to him or applied for his benefit pursuant to any trust or power contained in this settlement shall be a sufficient discharge to the Trustees

  (2)
  Where the Trustees are authorised or required to pay or apply any capital money or income to or for the benefit of any person who does not have the capacity to give a valid receipt therefor the Trustees may pay the same to any parent or guardian of such person without seeing to the application thereof or apply the same in such manner as may be directed in writing by such parent or guardian and the receipt of such parent or guardian shall be a sufficient discharge to the Trustees

  (3)
  A receipt purporting to be signed by the treasurer for the time being or other proper officer of any association or partnership whether incorporated or unincorporated for any capital money or income paid to it or applied for its benefit pursuant to any trust or power contained in this settlement shall be a sufficient discharge to the Trustees

19.  Delegation of Trustees' trusts powers duties and discretions

  The Trustees (or any of the Trustees if there are more than one) may after consultation with the Protector delegate all or any of the trusts powers duties and discretions imposed or conferred on the Trustees by this settlement or by law (including but without prejudice to the generality of the foregoing discretionary trusts and powers which require or empower the determination of beneficial interests) to any person (not being an Excepted Person or the Settlor) resident or domiciled in any part of the world other than in the Netherlands (including if thought fit any other Trustee)

20.  Release of Powers

  (1)
  Any person may (but in the case of the Protector subject to the provisions of the fourth schedule) at any time during the Trust Period by any instrument revocable during the Trust Period or irrevocable wholly or partially release or restrict the future exercise of all or any of the powers conferred on him by this settlement or by law notwithstanding that the power in question may be fiduciary in nature

  (2)
  Any person may (but in the case of the Protector subject to the provisions of the fourth schedule) at any time during the Trust Period by any instrument revocable during the Trust Period or irrevocable wholly or partially release or restrict

    (a)
    any requirement hereunder that his consent be obtained to the exercise by the Trustees of any of the trusts powers or provisions hereby vested in or exercisable by them

    (b)
    any discretion hereby reserved to him

21.  Variation

  Notwithstanding anything hereinbefore contained or implied but subject always to the provisions of clause 22 and unanimity among the Trustees the Trustees may with the consent of the Protector at any time during the Trust Period by any instrument revocable (paying due regard to any applicable rule against perpetuities) or irrevocable vary the provisions or powers herein contained (including without limitation any dispositive provision or power and any provision or power concerning the management or administration of the Trust Fund) by revoking (wholly or partially) or amending all or any of the said provisions or powers and may add or incorporate any new or modified trusts limitations powers or provisions whatever concerning the Trust Fund its management or administration and the income or capital thereof in favour or for the benefit of any Beneficiary Provided that

  (1)
  no exercise of the foregoing powers conferred on the Trustees by this clause shall invalidate any prior payment transfer or application of the Trust Fund or any part thereof or prejudice the right of any Beneficiary to income received or accrued at or prior to the time of such exercise and retaining the character of income at such time

  (2)
  during any period in which there is no Protector of this settlement no amendment may be made to any provision relating to the appointment retirement remuneration or indemnification of the Trustees without the consent of at least two Beneficiaries who are sui juris

  (3)
  no variation addition or incorporation shall be made which will or may have the effect of abrogating in whole or in part or of otherwise reducing the scope or extent of the restrictions contained in clause 22

22.  Overriding restrictions

        Notwithstanding anything in this settlement contained or implied

  (1)
  this settlement shall not be construed so as to confer or purport to confer on the Trustees any trust or power which might or could be exercised at any time outside the period permitted by the Proper Law or by any applicable rule against perpetuities

  (2)
  none of the powers authorities or discretions hereby or by law conferred on the Trustees or on any other person shall at any time or in any circumstances whatsoever be exercisable in any manner which may benefit any Excepted Person

  (3)
  no exercise of any power contained in this settlement shall invalidate any prior payment transfer or application of all or any part of the Trust Fund or shall in any way prejudice the right of any Beneficiary to income received or accrued at or prior to the time of such exercise and retaining the character of income at such time

  (4)
  None of the powers authorities or discretions hereby or by law conferred on the Trustees or on any other person shall at any time or in any circumstances whatsoever be exercisable in any manner so as to cause or permit the Settlor to be dismissed or replaced as or to cease to be sole Managing Director of the business of Bluewater Holdings BV during his lifetime without his consent in writing previously obtained

23.
The Protector

  The provisions contained in the fourth schedule shall apply in regulating the appointment and retirement of the Protector the exercise of the Protector's powers and duties the exercise by the Trustees of their powers and discretions in the absence of existence or appointment of a Protector and ancillary matters therein specified

24.
Community of property

  It is hereby declared that any part of the Trust Fund or the income thereof to which any person may become entitled or which is applied for the benefit of such person shall not become subject to any provisions for the community of property to which in the absence of this declaration it would become subject but shall be and remain the sole separate and exclusive property of such person and should such person be married or marry in community of property then any benefit accruing to such person shall be expressly excluded from the community and shall also be free from the interference control or marital power of any spouse of such person Provided always that for the purposes of this clause the word "benefit" shall apply not only to the benefits accruing to any person hereunder but also to any and all benefits at any time thereafter directly or indirectly acquired by means of the proceeds thereof

25.
Invalidity

  If at any time any provision hereof is or becomes invalid illegal or unenforceable in any respect under or in any respect contrary to any law the validity legality and enforceability of the remaining provisions hereof shall not be in any way affected or impaired thereby

26.
Notices

  Any notice consent or other communication required to be given in writing shall be validly given if sent by cable telex telecopier or any other form of electronic or similar communication by which a message may be transmitted and received in legible form

27.
Clause headings

  The headings in this settlement are for convenience only and shall be ignored in construing the provisions hereof

THE FIRST SCHEDULE

         (The powers of investment referred to in clause 4(2))

Trustees' unrestricted power of investment

(1)
Any monies requiring investment hereunder may be invested or laid out in the purchase of or subscription for or at interest upon the security of such stocks funds shares securities or other investments or property of whatsoever nature and situate in any part of the world (other than immovable property situated in the Jurisdiction) and whether involving liability or not and whether in possession or in reversion and whether producing income or not or upon such personal credit with or without security and upon such terms as the Trustees think fit without having regard to any obligation to diversify the investment of the Trust Fund (including the purchase or taking on lease for such period and upon such terms as the Trustees think fit of immovable property situate in any part of the world and the purchase of ground rents on immovable property situate as aforesaid and of mortgages either alone or jointly with others of any immovable property situate as aforesaid) to the intent that the Trustees shall have the same full and unrestricted powers of investing and transposing investments and laying out monies in all respects as if they were absolutely entitled thereto beneficially

(2)
Without prejudice to the generality of paragraph (1) it is hereby declared that the Trustees may at any time and from time to time apply any part of the capital or income of the Trust Fund

(a)
policies of assurance

    in effecting any policy of assurance on the life of any person or any endowment policy (including any term policy for the education advancement or otherwise for the benefit of any person) or any other insurance contract or policy (such contract or policy to be assigned to the Trustees if not originally effected by them) and in maintaining any such contract or policy and so that the Trustees shall have all such powers of selling surrendering exchanging making fully paid-up or otherwise dealing with any such contract or policy as if they were beneficially entitled thereto

  (b)
  chattels as investments

    in the purchase of any chattels or other tangible movable property (including works of art jewellery antiques precious stones and other items of value (intrinsic or non-intrinsic)) or any rights or interest therein (and in particular but without prejudice to the generality of the foregoing any gold or silver bullion precious stones base metal or commodities)

  (c)
  erection etc. of buildings on land

    in erecting any building on any land which or some interest in which or the proceeds of sale of which are for the time being comprised in the Trust Fund or in demolishing and rebuilding or in making alterations or improvements to or in cleaning repairing and decorating any buildings on such land or otherwise comprised in the Trust Fund (including the provision and installation of fixtures whether by way of replacement of obsolete or worn-out fixtures or otherwise) or otherwise in making improvements to such land

  (d)
  partly-paid shares

    in purchasing or subscribing for partly-paid shares and in paying up such shares

  (e)
  loans to Beneficiaries

    in making loans to any person who falls within the class of Beneficiaries or to any entity or the trustees of any trust in which such a person may have an interest whether actual or contingent and whether direct or indirect and this for such period and upon such terms regarding the payment or absence of interest and security as they shall in their absolute discretion think fit

  (f)
  loans generally

    in making loans to any person for such period and upon such terms regarding payment of interest repayment of capital and security (if any) as the Trustees reasonably believe a bank would impose when making a similar arrangement and notwithstanding the general obligation of Trustees to preserve the assets of a trust the Trustees shall have power to make any venture capital investment, investments in trading operations and investments in options futures and all kind of derivative instruments and generally any speculative investments and investments which carry a significantly higher risk than might normally be acceptable to Trustees whensoever and by whomsoever the same shall be carried out and whether or not the investments comprise the whole or only part of the Trust Fund

THE SECOND SCHEDULE

(The additional administrative powers conferred on the Trustees by clause 10(3))

(1)
To receive property

  To receive property (including onerous property) (other than immovable property situated in the Jurisdiction) by gift inter vivos or by will or under the provisions of any other trust or otherwise and from any other person as additions to the Trust Fund and to hold the same upon the trusts herein set forth and to administer such additions under the provisions hereof

(2)
To sell lease or exchange properly

  To sell lease or exchange any property movable or immovable (which expression shall be deemed always to include any part or share estate or interest of or in any such property) which may at any time constitute the whole or any part of the Trust Fund either at public auction or by private contract for such consideration and on such terms as the Trustees deem advisable and whether for the purpose of reinvestment distribution or division and to make such contracts and to enter into such undertakings relating to the Trust Fund or to any part of it as the Trustees consider advantageous to their execution of the trusts hereby constituted whether or not such leases contracts or undertakings extend or may extend after the expiration of the Trust Period

(3)
To exercise the powers of a beneficial owner

  With respect to any property which or the proceeds of sale of which or any interest in which constitutes the whole or part of the Trust Fund to exercise all powers which an individual beneficial owner might exercise including (without prejudice to the generality of the foregoing)

  (a)
  to carry on a trade or business

    power to carry on any trade or investment activity or any business whatsoever in any part of the world and to enter into partnership (with limited or unlimited liability) with any other person for the purpose of carrying on the same

  (b)
  to promote and incorporate companies

    power to promote and incorporate one or more companies or other legal entities in any part of the world to carry on any trade or business whatsoever including without prejudice to the generality of the foregoing for the purpose of making and holding investments and power to liquidate the same and distribute their assets in specie or otherwise

  (c)
  to concur in arrangements etc. relating to company securities etc.

    power in relation to any securities of a company for the time being forming part of the Trust Fund to concur in any scheme or arrangement for the reconstruction of the company or for the sale of all or any part of the property and undertaking of the company to another company or for the acquisition of the securities of the company or of control thereof by another person or for the amalgamation of the company with another company or for the release modification or variation of any rights privileges or liabilities attached to the securities of any of them with power to accept any securities of any denomination or description of a reconstructed or purchasing or new company in lieu of or in exchange for all or any of the original securities and with power to retain any securities so accepted as aforesaid for any period for which the original securities could have been retained

  (d)
  to vote company securities etc.

    power to vote upon or in respect of any shares securities bonds notes or other evidence of interest in or obligations of any company trust association or concern whether or not affecting the security or the apparent security of the Trust Fund or the purchase or sale or lease of the assets of any such company trust association or concern

  (e)
  to vote Trustees on to boards of companies

    power to exercise or concur in exercising the voting and other rights attaching to any securities for the time being forming part of the Trust Fund so as to become (or so that a director or other officer or employee of any of the Trustees being a company may become) a director or other officer or employee of any company and to be entitled to vote for and to be paid and to retain for the Trustees' use and benefit reasonable remuneration for such services

  (f)
  to give proxies

    power to give proxies or powers of attorney with or without power of substitution for voting or acting on behalf of the Trustees as owners of any property comprised in the Trust Fund

  (g)
  to omit to register bonds or securities

    power to omit to register bonds or securities

  (h)
  to invest income accumulations

    power to invest reinvest and manage accumulations of income either separately or together with other funds

  (i)
  to hold securities in bearer form

    power to hold any or all securities or other property without certification or in bearer form or in the names of the Trustees or in the name of some other person or partnership or in the name of a duly appointed nominee without disclosing the fiduciary relationship

  (j)
  to hold undivided interests

    power to hold and distribute undivided interests in property

  (k)
  to appoint investment managers or advisers

    power to appoint and remunerate such investment managers or advisers upon such terms and to confer on them such powers with or without restrictions or limitations regarding the making and transposing of investments as the Trustees may think fit with power to revoke or vary any such appointment

  (1)
  to insure

    power to insure any part of the Trust Fund against any risk for any amount

(4)
To appropriate

  To appropriate any part of the Trust Fund in its then actual condition or state of investment in or towards satisfaction of any interest or share in the Trust Fund as may in all the circumstances appear to the Trustees to be just and reasonable and for these purposes from time to time to place such value on any or all investments or other property as they shall think fit

(5)
To permit trust property to remain with nominees or custodians

  To permit any monies bonds share certificates or other securities for money or documents of title to property movable or immovable for the time being subject to the trusts hereof to be and remain deposited with any bank trust company professional firm or like institution in any part of the world and to permit any investments securities or other movable or immovable property which or any share or interest wherein shall be for the time being subject to the trusts hereof to be and remain vested in the names of nominees or trustees in any part of the world instead of in the name of the Trustees with power to delegate to any such person such of the trusts powers and discretions hereby or by law vested in the Trustees with reference to the items so deposited or the property so vested in the names of such person as the Trustees may consider expedient

(6)
To determine income or capital

  (Without prejudice to any jurisdiction of the court of the forum of administration for the time being of this settlement) to treat according to the respective rights and interests of the persons interested as income or as capital or to apportion between income and capital any dividends stock dividends bonus shares rights interest rents issues and profits derived from any property at any time comprised in the Trust Fund and generally to determine as the Trustees shall deem just and reasonable according to the respective rights and interests of the persons interested what part of the receipts of the trust is income and what is capital and whether or not such property is wasting or unproductive or was purchased at a premium or discount notwithstanding the time when such dividends stock dividends bonus shares rights interest rents issues or profits were earned accrued declared or paid and to make such reserves out of income or capital as the Trustees deem proper for expenses taxes and other liabilities of the trust and to pay from income and capital or to apportion between income and capital any expenses of making or changing investments and of selling exchanging or leasing including brokers' commissions and charges and generally to determine what part of the expenses of the trust shall be charged to capital and what part to income and to determine as between separate funds and separate parts or shares the allocation of income gains profits and losses and distributions

(7)
To execute instruments

  To make sign execute and deliver conveyances assignments transfers leases mortgages instruments of pledge instruments creating liens contracts and all such other instruments or documents sealed or unsealed as the Trustees may consider appropriate

(8)
To institute and compromise proceedings

  To institute prosecute and defend any suits or actions or other proceedings affecting the Trustees as trustees of this settlement or the Trust Fund and to compromise any matter or difference or to submit any such matter to arbitration and to compromise or compound any debts owing to the Trustees as such trustees or any other claims against them as such trustees upon evidence that to the Trustees shall seem sufficient and to make partition upon such terms (including if thought fit the payment or receipt of equality money) as the Trustees shall deem desirable with co-owners or joint owners having any interest in any properties in which the Trustees as trustees hereof are interested and to make such partition either by sale or by set-off or by agreement or otherwise

(9)
To employ agents

  To employ and pay at the expense of the income and/or capital of the Trust Fund any agents in any part of the world whether advocates attorneys solicitors bankers accountants stockbrokers or other agents (including if thought fit one of the Trustees or an associate of a company being a Trustee or any director or employee of any of them) and to transact any business or to do any act requiring to be transacted or done in the execution of the trusts hereof (including the receipt and payment of money the execution of documents the keeping of books of account of income and expenditure of the Trust Fund and the preparation from time to time of the trust accounts)

(10)
To give indemnities and warranties

(a)
To enter into any indemnity in favour of any former trustee or any other person in respect of any duty fee tax or other fiscal imposition or other liability of any nature (whether or not recoverable) payable or prospectively or contingently payable in respect of the Trust Fund or otherwise in connection with this settlement and to pledge charge or otherwise deal with the Trust Fund (or any part thereof) in support of such indemnity

(b)
To give or enter into any indemnity warranty guarantee undertaking covenant or agreement relating to the transfer or sale of a business or company shareholding held or owned for the time being by the Trustees whether relating to the business or company itself its assets liabilities shares or employees or any other aspect of the business or company with or in favour of any transferee purchaser or other relevant party and including any limitation or restriction on value or otherwise as the Trustees shall think fit

(11)
To pay taxes etc.

  In the event of any probate succession estate or other duties fees or taxes becoming legally payable by the Trustees in any part of the world in respect of the income or capital of the Trust Fund or any part thereof to pay all or any part of such duties fees and taxes out of the income or capital of the Trust Fund notwithstanding that such duties fees or taxes or some part thereof are not or may not be recoverable by legal process and that the payment of such taxes may be prejudicial to one or more of the Beneficiaries or other persons who may become beneficially interested in the Trust Fund and Provided also that the Trustees may rely without further enquiry or investigation on the opinion of counsel (who may be counsel for the Trustees) whom they believe to be qualified to advise on the laws of the state or country purporting to impose such duties fees or taxes as to the amounts (if any) so legally payable (whether or not recoverable)

(12)
To do all things necessary for due administration

  To do all such things as may be necessary or incidental to the due administration and control of the Trust Fund or the due execution of the trusts of this settlement

THE THIRD SCHEDULE

(The provisions referred to in clause 12 relating to the appointment and retirement of Trustees and ancillary matters)

(1)
The minimum number of Trustees of this settlement (or of any part of the Trust Fund in respect of which a separate set of trustees has been appointed) shall be two in the case of individual trustees and one in the case of a corporate trustee

(2)
So long as the number of Trustees is below the minimum number a continuing Trustee shall not be entitled (save in the event of an emergency) to exercise any discretion or power hereunder other than (where applicable) the power of appointing a new trustee pursuant to the powers hereinafter contained

(3)
Any Trustee who wishes to be discharged from the trusts of this settlement shall give written notice of such wish to the person for the time being entitled to appoint new trustees and to his co-trustees (if any) and having given such notice shall be discharged at the expiration of one month from the date when such notice shall have been given or of such shorter period as the said person entitled to appoint new trustees may agree in writing but so that such discharge shall not take effect unless and until immediately after such discharge there will be (whether by virtue of continuance in office or of an appointment taking effect forthwith upon such discharge) at least the minimum number of trustees required by paragraph (1) or by law

(4)
If and when a Trustee whether original additional or substituted shall die or being a company be dissolved or shall in writing desire to be discharged from all or any of the trusts or powers hereof or shall attain the age of seventy years or shall have completed five years' continuous service as a Trustee or shall refuse or become unfit to act therein or become incapable of acting therein or become insolvent then such Trustee shall in each case ipso facto cease to be a trustee (subject to the provisions of paragraphs (1) (2) and (3) of this Third Schedule) and the following persons namely

(a)
the surviving or continuing Trustees for the time being or if there be no surviving or continuing Trustees

(b)
the personal representatives constituted in the place of the domicile of the last surviving Trustee (if an individual) or the liquidator of the last Trustee (if a company)

  may (subject to the provisions of paragraph (5) by instrument appoint one or more other persons (neither being (i) a family member either of the Settlor or of the Protector or of any beneficiary (ii) a resident of the Netherlands nor (iii) having attained the age of seventy years) or companies (not being resident in the Netherlands) to be a trustee in the place of the Trustee so deceased dissolved desiring to be discharged or attaining the age of seventy years or completing five years' continuous service or refusing or being unfit or being incapable or insolvent as aforesaid provided always that no person shall be appointed to be a trustee (whether under this paragraph (4) or paragraph (5)) who is not of good standing and reputation in the opinion of a majority of the remaining Trustees and further provided that subject to the age limit and conditions above-mentioned a person whose period of trusteeship has come to an end on the expiry of five years (but for no other reason) shall be eligible for reappointment

(5)
The persons mentioned in paragraph (4)(a) and (b) in the same order of succession may by instrument appoint one or more other persons to be an additional trustee or additional trustees provided that the number of Trustees shall not be increased beyond five and provided that in the event of the persons in paragraph (4) wishing to exercise the powers accorded to them by the terms of paragraph (4) or of this paragraph (5) they shall give notice of not less than one calendar month of their intention so to do and of the manner in which the power is intended to be exercised by writing to the Protector to inform the Protector thereof and so as to enable the Protector to consider and if need be to exercise a power hereby conferred upon him to veto any appointment or reappointment intended and proposed pursuant to paragraph (4) and this paragraph (5) the whole to the effect that the exercise by the Protector of the power of veto described herein shall render any such appointment or reappointment void and of no effect but in the absence of notification of veto by the Protector to the persons mentioned in paragraph (4) within the period of one month from the date of notification by them to the Protector such appointment or reappointment shall take effect in accordance with its terms

(6)
The Protector shall have power at any time by written notice to veto the appointment or reappointment (as the case may be) of any Trustee from office with or without cause.

(7)
A person may be appointed a Trustee though not domiciled or resident or (being a company) having a place of business in the Jurisdiction or in any jurisdiction the law of which may for the time being be the Proper Law or in the forum of administration hereof for the time being and a Trustee may retire and obtain a good discharge from the Trust Fund notwithstanding that after his retirement no Trustee shall be so domiciled or resident

(8)
Notwithstanding any rule of law to the contrary no Trustee shall be capable of being removed or replaced on the grounds that he has remained out of the Jurisdiction or out of any jurisdiction the law of which may for the time being be the Proper Law for any period

(9)
An outgoing trustee shall execute and do all such transfers or other documents acts or things as may be necessary for vesting the Trust Fund in the new or continuing Trustees Provided always that an outgoing Trustee who is or may be liable as a Trustee for any probate succession estate or other duties fees or taxes shall not be bound to transfer the Trust Fund as aforesaid unless reasonable security is provided for indemnifying such outgoing trustee against such liability or contingent liability

(10)
The expression "continuing Trustees" in paragraph (4)(a) includes Trustees who are retiring voluntarily

(11)
Notwithstanding anything to the contrary by (4) or elsewhere provided where but for the provisions of this paragraph paragraph (4) would operate so as to cause the termination of office of a Trustee on the grounds of expiry of five years' continuous service to occur within two calendar months of the termination of office of Trustee on similar grounds then the provisions of paragraph (4) shall take effect so as to defer the termination of office of such other Trustee or other Trustees on those grounds each for a period of two months from the taking effect of termination of office of another Trustee on similar grounds and in the event of failure on the part of the Trustees to agree the order of deferral of termination in the case of Trustees originally appointed simultaneously then termination shall take place in alphabetical order.

THE FOURTH SCHEDULE

(The provisions referred to in clause 23 relating to the Protector)

(1)
The power of appointment of a person to hold the office of Protector shall be vested in and exercisable by the Settlor during his lifetime and the appointment may be made for such period and duration as the Settlor may stipulate provided that the Protector shall cease to hold office as such upon attaining the age of seventy years.

(2)
Following the Settlor's decease the power of appointing substitute persons (if any) to hold the office of Protector if the Protector being an individual dies attains the age of seventy years or dies prior thereto or being a company is dissolved or in either case wishes to be discharged from office or refuses or is unfit to act therein or is incapable of acting therein and the power of appointing additional persons to hold the office of Protector shall be vested in and exercisable by the following persons namely

(i)
the existing or retiring (as the case may be) Protector or if none or if he is unwilling or unfit to act or is incapable of acting

(ii)
the Trustees

(3)
Neither the Settlor nor any of the Settlor's spouse widow children and grandchildren nor a Trustee nor any of the Beneficiaries may be appointed as the Protector and any such purported appointment shall be void and of no effect

(4)	(a)	The powers of appointment under paragraphs (1) and (2) above shall be exercised by instrument (specifying the date from which or the event on the occurrence of which the appointment is to take effect) which shall be (and be expressed to be) either irrevocable or revocable by the person for the time being entitled to exercise the power at any time until such date or event
(b)
Upon the exercise of the power conferred by paragraph (2) then unless the appointment thereunder shall be made by the Trustees the person appointed shall give written notice of the appointment to the Trustees (specifying the date from which or the event on the occurrence of which the appointment is to take effect) and until such notice is given the appointment shall not be capable of taking effect
(5)
Subject to the provisions of paragraph (10)

(a)
where two persons are occupying the office of Protector of this settlement the powers conferred on the Protector by the provisions of this settlement shall be exercised by such persons jointly only (and not severally) but where more than two persons are occupying such office such powers may be exercised by a majority

(b)
where the consent of the Protector is required by any provision of this settlement and there is more than one person occupying such office it shall be sufficient for the Trustees to consult and to obtain the consent of such number of those persons as are empowered to exercise the powers of the Protector in accordance with sub-paragraph (a) of this paragraph

(6)
The Protector shall be entitled to reasonable remuneration for assuming and continuing in the office of Protector

(7)	(a)	Each person occupying the office of Protector shall have an absolute and uncontrolled discretion in the execution or professed execution of his fiduciary powers and duties hereunder and no person occupying the office of Protector shall be liable
		(i)	by reason of any mistake or omission made in good faith or
		(ii)	by reason of any other matter or thing except fraud wilful misconduct or gross negligence on his part
(b)
Each person occupying the office of Protector shall be entitled to exoneration and indemnity out of the Trust Fund for any liability loss or expense incurred hereunder and for any judgment recovered against and paid by such person other than liability loss expense or judgment arising out of his own fraud wilful misconduct or gross negligence
(8)
The Protector may by instrument at any time

(a)
release or restrict all or any of the powers conferred upon the Protector by this settlement (either generally or in relation to any particular act and either permanently or for such period as shall be specified in such instrument) or

(b)
revocably or irrevocably direct that thereafter (but in the case of a revocable instrument only until the same is revoked) any power hereby exercisable only with the Protector's consent shall be exercisable without such consent

  Provided Always that the Protector shall forthwith give written notice of such instrument to the Trustees and until such notice is given the instrument shall not take effect

(9)
Where the consent of the Protector is obtained to any action or course of action by the Trustees the Trustees shall be entitled to rely upon such consent unless the Trustees have actual knowledge that such consent was not given voluntarily

(10)
If at any time when there shall be two or more persons occupying the office of Protector the Trustees shall reasonably consider that one or more (but not all) of such persons (each a "person affected") is not of full capacity or is not able to exercise his power to give or withhold consent voluntarily then where the consent of the Protector is required by any provision of this settlement it shall be sufficient for the Trustees to consult and to obtain the consent of all (or if more than two the majority of) the persons occupying such office other than the person or persons affected

(11)
At any time when there is no Protector or the Trustees shall reasonably consider that no person occupying the office of Protector is of full capacity or is able voluntarily to exercise his power to give or withhold consent the Trustees may exercise any powers or provisions hereunder or make any distributions out of the Trust Fund in accordance with the trusts hereof without any consent of the Protector which but for the provisions of this paragraph would otherwise be required

(12)
If any power on the part of the Protector is exercised otherwise than voluntarily then the said exercise shall be void and the person so exercising it shall be deemed for all the purposes of this settlement to be unable incapable and unfit to act

(13)
For the purposes of this settlement a power shall be treated as exercised otherwise than voluntarily if it is exercised (or exercised in a particular form) under duress or principally to comply with an obligation imposed by or pursuant to foreign legislation (including in any event currency control) and for this purpose "foreign legislation" means legislation (whether or not enacted before the making of this settlement) other than legislation of the Jurisdiction or of any jurisdiction the law of which may for the time being be the Proper Law

IN WITNESS whereof this settlement was made on the day and in the year hereinbefore first written

SIGNED by HUGO JAN HEEREMA in the presence of	) )	/s/ HUGO JAN HEEREMA ................................................. Hugo Jan Heerema
/s/ A. ROGAN ................................................. Witness
The Common Seal of BAILHACHE LABESSE TRUSTEES LIMITED was hereunto affixed in the presence of	) ) )	/s/ RICHARD J. DROSSER ................................................. Director
/s/ MARK LEWIS ................................................. Director
/s/ A. ROGAN ................................................. Witness
SIGNED by GRAHAM RADFORD BOXALL in the presence of	) )	/s/ GRAHAM RADFORD BOXALL ................................................. Graham Radford Boxall
/s/ J.J.R. JOHNSON ................................................. Witness

QuickLinks

Dated 29 January Two Thousand and Three
SETTLEMENT
INDEX OF CLAUSES AND SCHEDULES
THE FIRST SCHEDULE
THE SECOND SCHEDULE
THE THIRD SCHEDULE
THE FOURTH SCHEDULE